EXHIBITS TO BE FILED BY EDGAR


                         (a)  Exhibits:

                              D-1 - Petition of JCP&L to New Jersey Board of Public Utilities

                              D-2  -    Order of New Jersey Board of Public
                                        Utilities, dated March 15, 1996